ASSIGNMENT OF PURCHASE CONTRACT
                                  (Project 52)

      For value received, Miller Valentine Realty, Inc. hereby assigns to Mid-States Development Company, an Ohio general partnership, all of its right, title and interest in and to that certain Purchase Agreement RE: Project 52 dated March 20, 1996 (Purchase Agreement), wherein Angeles Partners XIV is the Seller and Miller Valentine Realty, Inc. is the Purchaser.

      Mid-States Development Company hereby assumes and agrees to perform all of the obligations of Miller Valentine Realty, Inc. under said Purchase Agreement.

MID-STATES DEVELOPMENT COMPANY            MILLER VALENTINE REALTY, INC.


By: /s/ William J. Schneider              By: /s/ James M. Miller

Its: General Partner                      Its: Chief Executive Officer

Date: April 4, 1996                       Date: April 4, 1996